UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     November 13, 2009

MUSICIAN’S EXCHANGE
(Exact name of registrant as specified in its charter)

Nevada	333-149446	26-1929199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1140 Lilac Charm Ave Las Vegas, NV	89183
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (702) 400-4863

Copies of Communications to:
Stoecklein Law Group
402 West Broadway, Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-1325

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

(c)  Appointment of Officers

The Board of Directors appointed Mr. Andrew Widme to serve as the Registrant’s Secretary.

Andrew I. Widme – Secretary and Treasurer   Mr. Widme is currently in his first semester of college at the College of Southern Nevada where he is majoring in accounting.  Prior to returning to school, he was employed with Fast Glass based out of Las Vegas, NV from 10/2007-03/2009, where he was an installer in commercial and residential glazing.  Prior to Fast Glass, he worked for Milgard Windows of Henderson, NV from 01/2006-08/2007, as well as a Service Technician as well as an apprentice installer for Fast Glass from 02/2005-12/2005, and Southwest Glazing Las Vegas, NV from 07/2003-02/2005.  Mr. Widme has also assisted Mr. Van Ness in concert production and sound system installation from 1999 through 2007, throughout Las Vegas, NV and across parts of the mid-west.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Musician’s Exchange

By:
Date: December 14, 2009                                                                          Daniel R. Van Ness, President/Director